SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 4, 2004

                      RARE Hospitality International, Inc.
               (Exact Name of Registrant as Specified in Charter)


 Georgia                        0-19924                   58-1498312
 ------------------             -----------------         -------------------
 (State or Other                (Commission               (IRS Employer
 Jurisdiction of                File Number)              Identification No.)
 Incorporation)


                  8215 Roswell Rd, Bldg. 600, Atlanta, GA 30350
                   -------------------------------------------
         (Addresses of Principal Executive Offices, including Zip Code)

                                 (770) 399-9595
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              (Registrant's Telephone Number, including Area Code)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                        Section 2 - Financial Information

Item 2.02       Results of Operations and Financial Condition.

                            Section 7 - Regulation FD

Item 7.01       Regulation FD Disclosure.

                The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

                On October 4, 2004, RARE Hospitality International Inc. (the "Company") announced positive same-store sales for each of its three growth concepts for the third quarter ended September 26, 2004. For the quarter, same-store sales increased 3.0% for LongHorn Steakhouse, 2.3% for Bugaboo Creek and 11.0% for The Capital Grille, compared with the third quarter of 2003. As a result of both our same-store sales performance and the challenging operating environment, the Company expects to report earnings per diluted share of $0.24 for the third quarter of 2004. The full text of the press release is set forth in Exhibit 99.1 hereto.

                The information in this report, including the exhibit hereto, is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

                  Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit Number        Description of Exhibit
     --------------        ----------------------
     99.1                  Press release issued October 4, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RARE Hospitality International, Inc.

                                     By:  /s/  W. DOUGLAS BENN
                                     ----------------------------------------
                                     Name:    W. Douglas Benn
                                     Title:   Executive Vice President, Finance
                                              and Chief Financial Officer


Date:  October 4, 2004